EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Three and Nine Months Ended June 30, 2018

CONCORD, Mass., Aug. 06, 2018 (GLOBE NEWSWIRE) -- Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the three and nine month periods ended June 30, 2018. For the three months ended June 30, 2018, the Company reported net income of $243,000, or $0.13 per share, on revenue of $1,544,000, compared to a net loss of $(344,000), or $(0.19) per share, on revenue of $1,068,000 for the quarter ended July 1, 2017.  For the nine months ended June 30, 2018, the Company reported a net loss of $(122,000), or $(0.07) per share, on revenue of $3,590,000, compared to a net loss of $(911,000), or $(0.50) per share, on revenue of $3,084,000 for the nine months ended July 1, 2017.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “During the Company’s third quarter ended June 30, 2018, we achieved some improvement in our financial performance. We produced a modest level of profitability on revenues that were higher than the previous quarter. As we have previously reported, TCC is pursuing several international opportunities that are progressing toward the procurement phase with each project going through extensive customer evaluations and testing. In certain cases we are tailoring the product performance to meet unique customer requirements, which we believe provides a higher level of customer satisfaction and the potential for a long-term customer relationship.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and December 30, 2017 and its Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	(Unaudited)
	06/30/2018	07/01/2017
Net sales	$1,544,000	$1,068,000
Gross profit	877,000	539,000
S, G and A expense	522,000	479,000
Product development costs	114,000	407,000
Operating income (loss)	241,000	(346,000)
Net income (loss)	243,000	(344,000)
Net income (loss) per share:
Basic	$0.13	$(0.19)
Diluted	$0.13	$(0.19)

	Nine Months Ended
	(Unaudited)
	06/30/2018	07/01/2017
Net sales	$3,590,000	$3,084,000
Gross profit	1,800,000	2,129,000
S, G and A expense	1,513,000	1,669,000
Product development costs	415,000	1,378,000
Operating loss	(128,000)	(918,000)

Net loss	(122,000)	(911,000)
Net loss per share:
Basic	$(0.07)	$(0.50)
Diluted	$(0.07)	$(0.50)

Condensed consolidated balance sheets
	06/30/2018	09/30/2017
	(Unaudited)	(derived from audited
		financial statements)
Cash and marketable securities	$1,460,000	$1,657,000
Accounts receivable - trade	598,000	730,000
Inventory, net	1,555,000	1,358,000
Other current assets	172,000	136,000
Total current assets	3,785,000	3,881,000
Property and equipment, net	59,000	54,000

Total assets	$3,844,000	$3,935,000

Accounts payable	$131,000	$109,000
Accrued expenses and other current liabilities	350,000	326,000
Total current liabilities	481,000	435,000
Total stockholders’ equity	3,363,000	3,500,000
Total liabilities and stockholders’ equity	$3,844,000	$3,935,000

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com